                                3,048,075 Shares
                   (subject to increase up to 3,505,286 shares
               in the event of an increase in the pro forma market
                      value of the Company's Common Stock)

                              SOUND FEDERAL BANCORP
                          (a federal stock corporation)

                                  Common Stock
                           (par value $1.00 per share)

                                AGENCY AGREEMENT

                                                  August __, 1998

SANDLER O'NEILL & PARTNERS, L.P.
Two World Trade Center, 104th Floor
New York, New York 10048

Ladies and Gentlemen:

         Sound Federal, MHC, a federal mutual holding company (the "MHC"), Sound Federal Bancorp, a federal stock corporation (the "Company"), and Sound Federal Savings and Loan Association, a federally chartered mutual savings association (the "Association"), hereby confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill" or the "Agent") with respect to the offer and sale by the Company of 3,048,075 shares, subject to increase up to 3,505,286 shares in the event of an increase in the pro forma market value of the Company's Common Stock, par value $1.00 per share (the "Common Stock"). The Common Stock will be offered in connection with the reorganization of the Association into the MHC (the "Reorganization"). The Common Stock is being offered for sale and the Charitable Foundation Shares (defined hereinafter) are being contributed in accordance with the plan of reorganization and stock issuance (the "Plan") adopted by the Board of Directors of the Association. As part of the Reorganization, the Association will convert to a stock savings association and will become a wholly owned subsidiary of the Company. The Company will become the majority-owned subsidiary of the MHC. The Common Stock will be offered in a subscription offering to qualifying depositors and borrowers, the Association's tax qualified employee stock benefit plans, including the Association's employee stock ownership plan, and to employees, officers and directors of the Association (the "Subscription Offering"). Any
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unsubscribed shares may be offered for sale to the public in a community offering or syndicated community offering. The Subscription Offering, the community offering and the syndicated community offering are referred to collectively as the "Offering". The shares of Common Stock to be sold by the Company in the Offering are hereinafter called the "Securities." In addition, as part of the Reorganization, and subject to compliance with certain conditions as may be imposed by regulatory authorities, the Company will contribute newly issued shares of Common Stock in an amount equal to 2% of its issued and outstanding shares to the Sound Federal Savings and Loan Association Charitable Foundation (the "Charitable Foundation"), such shares hereinafter being referred to as the "Charitable Foundation Shares." The Securities offered for sale in the Offering and the Charitable Foundation Shares will represent a minority ownership interest of 45% of the Company's total outstanding shares of Common Stock.

         The Reorganization and Offering are being made pursuant to the terms of the Plan of reorganization which must be approved by a majority of the eligible votes of members of the Association and by the Office of Thrift Supervision (the "OTS"). The Reorganization will not go forward if the Association does not receive these approvals and the Company does not sell at least 2,252,925 shares of Common Stock.

         It is acknowledged that the number of Securities to be sold in the Offerings may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term "Securities" shall mean such greater or lesser number, where applicable.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-_______) including a prospectus for the registration of the Securities and the Charitable Foundation Shares under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectus constituting a part thereof (including, in each case, all documents incorporated or deemed to be incorporated by reference therein, and the information, if any, deemed to be part thereof pursuant to the rules and regulations of the Commission under the 1933 Act, as from time to time amended or supplemented pursuant to the 1933 Act or otherwise (the "1933 Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Offering which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

         Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus to be used in the Offering. Such Prospectus contains information with respect to the Association, the Company and the Common Stock.


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
SECTION 1. REPRESENTATIONS AND WARRANTIES.

         (a) The Company, the Association and the MHC jointly and severally represent and warrant to the Agent as of the date hereof as follows:

         (i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, the Association and the MHC, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus at the date hereof does not, and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Prospectus (the "Agent Information," which the MHC, the Company and the Association acknowledge appears only in the first two paragraphs and the last paragraph of the section captioned "THE REORGANIZATION AND OFFERING - Marketing Agent" of the Prospectus).

         (ii) The Company has filed with the Office of Thrift Supervision, Department of the Treasury (the "OTS") the Company's application for approval of its acquisition of the Association (the "Holding Company Application") on Form H-(e)1 promulgated under the savings and loan holding company provisions of the Home Owners' Loan Act, as amended ("HOLA") and the regulations promulgated thereunder. The Company has received written notice from the OTS of its approval of the acquisition of the Association, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the Association or the MHC, threatened by the OTS. At the date of such approval, the Holding Company Application complied in all material respects with the applicable provisions of HOLA and the regulations promulgated thereunder.

         (iii) The Association has filed with the OTS a Notice of Mutual Holding Company Reorganization on Form MHC-1 and Application for Approval of an Issuance by a Subsidiary of a Mutual Holding Company on Form


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
                  MHC-2, including exhibits and any amendment or amendments thereto (together, the "MHC Application"). The MHC Application will have been approved by the OTS prior to the consummation of the Offering. No order has been issued by the OTS preventing or suspending the use of the Prospectus and no action by or before the OTS to revoke such approval is pending or threatened. The Offering and Plan have been duly adopted by the Board of Directors of the Association and such adoption has not since been rescinded or revoked. At the time the MHC Application was approved, the MHC Application, including the Prospectus contained therein, complied in all respects with the requirements for an MHC-1 and an MHC-2 established by the OTS, and the MHC Application, any preliminary or final Prospectus, and any Blue Sky application(s) authorized by the Association for use in connection with the Offering did not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. At the Closing Time, the MHC Application, any preliminary or final Prospectus, any Blue Sky application (as such terms are defined herein) authorized by the Association for use in connection with the Offering will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, provided, however, that the representations and warranties in this Section 1 (a) (iii) shall not apply to statements in or omissions from such MHC Application, Prospectus or Blue Sky application made in reliance upon and in conformity with any Agent Information.

         (iv) At the time of their use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the Reorganization Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company, the MHC and the Association will promptly file the Prospectus and any supplemental sales literature with the Commission and the OTS. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in
                  Section 2, complied and will comply in all material respects with the applicable requirements of the Reorganization Regulations and, at or prior to the time of their first use, will have received all required authorizations of the Commission and the OTS for use in final form.

         (v) Neither the Commission nor the OTS has, by order or otherwise, prevented or suspended the use of the Prospectus or any supplemental sales literature authorized by the Company, the Association and the MHC for use in connection with the Offering.


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         (vi)     At the Closing Time referred to in Section 2, the Company, the
                  Association, and the MHC will have completed the conditions precedent to the Reorganization and the establishment of the Charitable Foundation in accordance with the Plan, the applicable Reorganization Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions and requirements precedent to the Reorganization imposed upon the Company, the Association or the MHC by the OTS or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Reorganization.

         (vii) FinPro, which prepared the valuation of the Association as part of the Reorganization, satisfies all requirements for an appraiser set forth in the Reorganization Regulations and any interpretations or guidelines issued by the OTS with respect thereto.

         (viii) The accountants who certified the financial statements and supporting schedules of the Association included in the Registration Statement have advised the Company, the Association and the MHC that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants; and such accountants are, with respect to the Company, the Association and the MHC, independent certified public accountants as required by the 1933 Act and the 1933 Act Regulations.

         (ix)     The Association has no subsidiaries.

         (x) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Association as at the dates indicated and the results of operations, retained earnings and cash flows for the periods specified and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations and the Reorganization Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein.

         (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations or business of the Company, the Association and the MHC, taken as a whole, whether or not arising in the ordinary course of business, and (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company, the Association or the MHC,


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
                  other than those in the ordinary course of business, which are material with respect to the Company, the Association and the MHC, taken as a whole.

         (xii) The Company has been duly incorporated and is validly existing as a federal corporation in good standing with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business of the Company, the Association and the MHC, taken as a whole.

         (xiii) Upon consummation of the Reorganization and the contribution of the Charitable Foundation Shares as described in the Prospectus, the authorized, issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; at the time of Reorganization, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable; the terms and provisions of the Common Stock and the capital stock of the Company conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of the Securities is not subject to preemptive or other similar rights.

         (xiv) The Association, as of the date hereof, is a federally chartered mutual savings association, and upon consummation of the Reorganization will be a stock savings association, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company, the Association and the MHC have obtained all licenses, permits and


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
                  other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application and the Reorganization Application, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business of the Company, the Association and the MHC, taken as a whole; all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the Association and the MHC are in all material respects in compliance therewith; neither the Company, the Association, nor the MHC have received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations or business of the Company, the Association and the MHC, taken as a whole; and the Association is in good standing under the laws of the United States and is qualified to do business in any jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business of the Company, the Association and the MHC, taken as a whole.

         (xv) The deposit accounts of the Association are insured by the FDIC up to the applicable limits and, upon consummation of the Reorganization, the liquidation account for the benefit of eligible account holders will be duly established in accordance with the requirements of the Reorganization Regulations. The Association is a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

         (xvi) Upon consummation of the Reorganization, the authorized capital stock of the Company will be 20,000,000 shares of common stock, par value $.10 per share (the "Company Common Stock"), and [________] shares of preferred stock (the "Company Preferred Stock"), and the issued and outstanding capital stock of the Company will be [_____________] shares of Company Common Stock; no shares of Company Common Stock or Company Preferred Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; the shares of Company Common Stock to be issued to the MHC will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and as described in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Company Common Stock will be owned beneficially and of record by the MHC free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the terms and provisions of the Company Common Stock and the Company Preferred Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of Company Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of the Company Common Stock is not subject to preemptive or similar rights.


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
         (xvii) Upon consummation of the Reorganization, the authorized capital stock of the Association will be [_______] shares of common stock, par value $[___] per share (the "Association Common Stock"), and [______] shares of preferred stock (the "Association Preferred Stock"), and the issued and outstanding capital stock of the Association will be [_______] shares of Association Common Stock; no shares of Association Common Stock or Association Preferred Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; the shares of Association Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by the Association pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and as described in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Association Common Stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the terms and provisions of the Association Common Stock and the Association Preferred Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of Association Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of the Association Common Stock is not subject to preemptive or similar rights.

         (xviii) The Charitable Foundation has been duly incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Charitable Foundation will not be a savings and loan holding company within the meaning of 12 C.F.R. Section 574.2(q) as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Charitable Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those imposed by the OTS and the FDIC; except as specifically disclosed in the Prospectus and the Proxy Statement, there are no agreements and/or understandings, written or oral, between the Company, the Association and/or the MHC and the Charitable Foundation with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Charitable Foundation Shares; at the time of the Reorganization, the Charitable Foundation Shares will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and non-assessable; and the issuance of the Charitable Foundation Shares is not subject to preemptive or similar rights.

         (xix) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly


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                  authorized by all necessary corporate action of the Company, the Association and the MHC, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company, the Association and the MHC, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

         (xx) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Association or the MHC pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Association and the MHC is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Association and the MHC is subject, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company, the Association and the MHC, taken as whole, nor will such action result in any violation of the provisions of the certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws of the Company, the Association or the MHC or any applicable law, regulation or administrative or court decree.

         (xxi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be specifically described or contemplated therein, none of the Company, the Association or the MHC will have (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business from the same or similar sources indicated in the Prospectus, or (B) entered into any transaction or series of transactions which is material in light of the business of the Company, the Association or the MHC, taken as a whole, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgage- backed securities in the ordinary course of business.

         (xxii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities and the Charitable Foundation Shares (except for the declaration of effectiveness of any required post effective amendment to the Registration Statement by the Commission, approval


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
                  thereof by the OTS, which has not been obtained and a copy of which has been delivered to the Agent, except for the issuance of the restated organization certificate by the OTS and as may be required under the securities laws of various jurisdictions.

         (xxiii) Neither the MHC, the Company nor the Association is in violation of its certificate of incorporation, restated organization certificate, articles of incorporation, charter or bylaws, as the case may be (and the Association will not be in violation of its restated organization certificate or bylaws in stock form upon consummation of the Reorganization); neither the Company, the Association nor the MHC Reorganization is in default (nor has any event occurred which, with notice or lapse of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Association or the MHC is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Association or the MHC, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company, the MHC and the Association, taken as a whole; and there are no contracts or documents of the Company, the MHC and the Association which are required to be filed as exhibits to the Registration Statement or the Reorganization Application which have not been so filed.

         (xxiv) No labor dispute with the employees of the Company, the Association or the MHC exists or, to the knowledge of the Company, the Association or the MHC, is threatened; and the Company, the Association and the MHC are not aware of any existing or threatened labor disturbance by the employees of any of their principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations or business of the Company, the Association and the MHC, taken as a whole.

         (xxv) Each of the Company, the Association and the MHC has good and marketable title to all properties and assets for which ownership is material to its business and to those properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the Association and the MHC, taken as a whole; and all of the leases and subleases material to the business of the Company, the Association and the MHC, taken as a whole, under which the Company, the Association and the MHC holds properties, including those described in the Prospectus, are the legal, valid and binding agreements of the Company, the Association or the MHC, enforceable in accordance with their terms.


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
         (xxvi) Neither the Company, the Association nor the MHC is in violation of any directive from the OTS or the FDIC to make any material change in the method of conducting its business; the Association has conducted and is conducting its business so as to comply with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the OTS and the FDIC) except in such respects as would not have a material adverse effect upon the Company, the Association and the MHC, taken as a whole.

         (xxvii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the Association or the MHC, threatened, against or affecting the Company, the Association or the MHC which is required to be disclosed in the Registration Statement (other than as disclosed therein), or any action, suit or proceeding which might result in any material adverse change in the financial condition, results of operations or business of the Company, the Association and the MHC, taken as a whole, or which might materially and adversely affect the properties or assets thereof, the performance of this Agreement or the consummation of the Reorganization; all pending legal or governmental proceedings to which the Company, the Association or the MHC is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

         (xxviii) The Association has obtained opinions of its counsel, Luse
                  Lehman Gorman Pomerenk & Schick, P.C., with respect to the legality of the Securities and the Charitable Foundation Shares to be issued and the federal income tax consequences of the Reorganization, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions that are required to be disclosed are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects, and neither the Association, the Company nor the MHC has taken or will take any action inconsistent therewith.

         (xxix) The Association has obtained an opinion of KPMG Peat Marwick LLP, with respect to certain New York State tax consequences of the Reorganization (relating to banking franchise tax, sales or use tax, license fee on foreign corporations, stock transfer tax, real property transfer gains tax and real estate transfer tax) and to the federal income tax consequences of the Charitable Foundation, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions that are required to be disclosed are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects, and neither the

                  Association, the Company nor the MHC has taken or will take any action inconsistent therewith which would in any way affect the aforesaid opinions.

         (xxx) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

         (xxxi) All of the loans represented as assets on the most recent financial statements or selected financial information of the Association included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R.
                  Part 226 and 12 C.F.R. Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the Company, the Association and the MHC, taken as a whole.

         (xxxii) With the exception of the Company's intended loan to the ESOP for the purpose of enabling the Association's tax qualified employee benefit plans, including the ESOP, to purchase shares of Common Stock in an amount up to 10% of the Minority Ownership Interest (as defined in the Prospectus), to the knowledge of the Company, the Association and the MHC, none of the Company, the Association or the MHC or any employee of the Association has made any payment of funds of the Company, the Association or the MHC as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

         (xxxiii) The Company, the Association and the MHC are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder, and the lending practices of the Association are and have been in conformity with the Real Estate Settlement Procedures Act, as amended, and the rules and regulations thereunder.

         (xxxiv) Neither the Company, the Association nor the MHC nor any properties owned or operated by the Company, the Association or the MHC, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business of the Company, the Association and the MHC, taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of the Company, the Association or the MHC, threatened relating to the liability of any property owned or operated by the Company, the Association or the MHC under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

         (xxxv) The Company, the Association and the MHC have filed all federal income and state and local franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

         (xxxvi) The Company has received approval, subject to issuance, to have the Common Stock quoted on the Nasdaq Stock Market (the "Nasdaq National Market") effective at the Closing Time referred to in Section 2 hereof.

         (xxxvii) The Company has filed a registration statement for the Common
                  Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act Registration Statement") and has requested that such registration statement be declared effective concurrently with the effectiveness of the Registration Statement.

         (b) Any certificate signed by any officer of the Company, the Association or the MHC and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company, the Association or the MHC as to each of the matters covered thereby.

SECTION 2. APPOINTMENT OF SANDLER O'NEILL; SALE AND DELIVERY OF THE SECURITIES;
           CLOSING.

         On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O'Neill as its Agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company's sale of the Securities in the Offering. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan or related corporate documents; (ii) reviewing with the Association's Board of Directors the independent appraiser's appraisal of the Common Stock, particularly with regard to aspects of the appraisal involving the methodology employed; (iii) reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that the preparation and filing of such documents are the sole responsibility of the Company, the Association and the MHC and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting in obtaining all requisite regulatory approvals (vi) assisting in connection with listing the Company's common stock on the Nasdaq Stock Market
(vii) assisting Association management in preparing for meetings with potential investors and broker-dealers; and (viii) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

         The appointment of the Agent hereunder shall terminate upon the earliest to occur of (a) forty-five (45) days after the last day of the Subscription Offering, unless the Company and the Agent agree in writing to extend such period and the OTS agree to extend the period of time in which the Securities may be sold, (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities or (c) the completion of the syndicated community offering.

         If any of the Securities remain available after the expiration of the Subscription Offering and, if held, the community offering, at the request of the Company, the Association and the MHC, the Agent will seek to form a syndicate of registered brokers or dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealers' agreement (the "Selected Dealers' Agreement"), in substantially the form set forth as Exhibit A to this Agreement. The Agent will endeavor to limit the aggregate fees to be paid by the Company, the Association and the MHC under any such Selected Dealers' Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to the Agent and Selected Dealers shall not exceed 5% of the actual purchase price of the Securities sold by such Selected Dealers. The Agent will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objectives of the Company, the Association and the MHC and the requirements of the Plan and applicable law, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall the Agent be obligated to act as a Selected Dealer or to take or purchase any Securities.

         In the event the Company is unable to sell at least the minimum number of Securities, as disclosed on the cover of the Prospectus, within the period herein provided, this Agreement shall terminate, and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company and the Association as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as set forth in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Association until all Securities are sold and paid for were made prior to the commencement of the Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

         If at least the minimum number of Securities, as disclosed on the cover of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of [_________________] at [____], [New York] time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof according to the addresses specified in properly completed Order Forms (as defined in the Prospectus). Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, are herein called the "Closing Time."

         The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

         In addition to reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

         (a) one and one-half percent (1.5%) of the aggregate Purchase Price (as defined in the Prospectus) of the Securities sold in the Subscription Offering and in the Community Offering, excluding in each case shares purchased by (i) any employee benefit plan of the Association established for the benefit of their respective directors, officers and employees, (ii) any director, officer or employee of the Company, the Association or the MHC or members of their immediate families (which term shall mean parents, grandparents, spouse, siblings, children and grandchildren) or any partner or employee of the Association's general counsel; and

         (b) with respect to any Securities sold by an NASD member firm (other than Sandler O'Neill) under the Selected Dealers' Agreement in the Syndicated Community Offering, (i) the sales commission payable to Selected Dealers under any Selected Dealers' Agreement, (ii) any sponsoring dealer's fees and (iii) a management fee to Sandler O'Neill of one and one-half percent (1.5%) of the aggregate Purchase Price of such Securities sold under such agreement. Any fees payable to Sandler O'Neill for Securities sold by Sandler O'Neill under any such agreement shall be limited to an aggregate of five percent (5%) of the aggregate Purchase Price of such Securities.

         If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Reorganization is terminated by the Company, the Association or the MHC, no fees shall be payable by the Company, the Association or the MHC to Sandler O'Neill; however, the Association shall reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent, in accordance with the provisions of Section 4 hereof.

         All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, the Association agrees to make advance payments to the Agent in the aggregate amount of $50,000, $20,000 of which was paid upon execution of the engagement letter, dated April 14, 1998, and the remaining $30,000 of which shall be payable upon commencement of the Subscription Offering, which shall be credited against any fees or reimbursement of expenses payable under this Section.

SECTION 3. COVENANTS OF THE COMPANY, THE ASSOCIATION AND THE MHC.

         The Company, the Association and the MHC covenant with the Agent as follows:

         (a) The Company, the Association and the MHC will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Reorganization Application and the Proxy Statement as may hereafter be required by the 1933 Act Regulations or the Reorganization Regulations or as may hereafter be reasonably requested by the Agent. Following completion of the Offering, in the event of a Syndicated Community Offering, the Company, the Association and the MHC will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Offering and pricing information pursuant to Rule 424(c) of the 1933 Act Regulations, in either case in a form acceptable to the Agent. The Company, the Association and the MHC will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus or the filing of any amendment to the Reorganization Application,
(ii) of the receipt of any comments from the OTS or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission or the OTS for any amendment to the Registration Statement or the Reorganization Application or the Holding Company Application or any amendment or supplement to the Prospectus or for additional information,
(iv) of the issuance by the OTS of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company, the Association and the MHC will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Company, the Association and the MHC will give the Agent notice of its intention to file or prepare any amendment to the Reorganization Application, Holding Company Application or Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

         (c) The Company, the Association and the MHC will deliver to the Agent as many signed copies and as many conformed copies of the Conversion Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

         (d) During the period when the Prospectus is required to be delivered, the Company, the Association and the MHC will comply, at their own expense, with all requirements imposed upon them by the OTS and the FDIC, by the applicable Reorganization Regulations, as from time to time in force, and by the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the 1934 Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

         (e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company, the Association and the MHC will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company, the Association and the MHC will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, the Association and the MHC will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

         (f) The Company, the Association and the MHC will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Reorganization Regulations may require and as the Agent and the Company have agreed; provided, however, that neither the Company, the Association nor the MHC shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company, the Association and the MHC will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

         (g) The Company authorizes Sandler O'Neill and any Selected Dealer to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

         (h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

         (i) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year in such period an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders' equity and cash flows of the Company, the Association and the MHC, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year in such period (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company, and the Association and the MHC for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

         (j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

         (k) Each of the Company, the Association and the MHC will use the net proceeds received by it from the sale of the Securities and the purchase of the Common Stock by the

Company, as the case may be, in the manner specified in the Prospectus under "Use of Proceeds." The Company, the Association and the MHC will conduct the Reorganization (including the formation and operation of the Charitable Foundation) in all material respects in accordance with the Plan and, to the extent not waived by the provisions of any order of the OTS, the Reorganization Regulations and all other applicable regulations, decisions and orders thereunder, including all applicable terms, requirements and conditions precedent to the Reorganization imposed upon the Company, the Association or the MHC by the FDIC or the OTS.

         (l) The Company will maintain the effectiveness of such registration for not less than three years. The Company will file with the Nasdaq Stock Market, Inc. all documents and notices required by the Nasdaq Stock Market, Inc. of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

         (m) During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7, respectively, neither the Company, the Association nor the MHC shall, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, take or permit to be taken any action that could result in any Company Common Stock, Company Preferred Stock, Association Common Stock or Association Preferred Stock, becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided, however, that this covenant shall be null and void if the Board of Governors of the Federal Reserve System, or any other federal agency having jurisdiction over the Association, by regulation, policy statement or general or specific interpretive release or letter, permits indemnification of the Agent by the Association as contemplated by Section 6(a) hereof.

         (n) The Company, the Association and the MHC will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the National Association of Securities Dealers, Inc.'s "Interpretation Relating to Free-Riding and Withholding."

         (o) The Company, the Association or the MHC will furnish to Sandler O'Neill as early as practicable prior to the Closing Date, but no later than two
(2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Association which have been read by KPMG Peat Marwick LLP, as part of the procedures referred to in their letters to be furnished pursuant to subsections (e) and (f) of Section 5 hereof.

         (p) The Company, the Association and the MHC will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Holding Company Application and the Reorganization Application including those conditions relating to the establishment and the operation of the Charitable Foundation; the Company, the Association and the MHC shall use their best efforts to ensure that the Charitable Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"); the Company, the Association and the MHC will take no action which will result in the possible loss of the Charitable Foundation's tax-exempt status; and neither the Company, the Association nor the MHC will contribute any additional assets to the Charitable Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

         (q) During the period ending on the first anniversary of the Closing Time, the Association will comply with all applicable law and regulation necessary for the Association to continue to be a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

         (r) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities or the Charitable Foundation Shares for a period of 180 days following the Closing Time.

SECTION 4. PAYMENT OF EXPENSES.

         The Company, the Association and the MHC jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including, but not limited to, (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the printing and filing of the Registration Statement and the Reorganization Application as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of the Company's, the Association's and the MHC's counsel, accountants, conversion agent, appraiser and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey and (viii) the fees and expenses incurred in connection with the listing of the Common Stock on the Nasdaq Stock Market. In the event the Agent incurs any such fees and expenses on behalf of the Association, the Company or the MHC, the Association will reimburse the Agent for such fees and expenses whether or not the Reorganization is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Association, the Company or the MHC pursuant to this Section without the prior approval of the Association, the Company or the MHC.

         The Company, the Association and the MHC jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, including (i) all reasonable out-of-pocket expenses incurred by the Agent relating to the Offerings, including, without limitation, advertising, promotional, syndication and travel expenses and fees and expenses of the Agent's counsel (up to a maximum of $45,000), provided, however, that Sandler O'Neill shall document such expenses to the reasonable satisfaction of the Association; and (ii) the filing fees paid or incurred by the Agent in connection with all filings with the National Association of Securities Dealers, Inc. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company, the Association or the MHC of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5. CONDITIONS OF AGENT'S OBLIGATIONS.

         The Company, the Association, the MHC and the Agent agree that the issuance and sale of the Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the Association and the MHC herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the Association and the MHC made pursuant to the provisions hereof, to the performance by the Company, the Association and the MHC of their obligations hereunder and to the following further conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the OTS and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

         (b) At Closing Time, the Agent shall have received:

                  (1) The favorable opinion, dated as of Closing Time, of Luse Lehman Gorman Pomerenk & Schick, P.C., special counsel for the Company, the Association and the MHC, in form and substance satisfactory to counsel for the Agent, to the effect that:

         (i) The Company has been duly incorporated and is validly existing as a federal stock corporation under the laws of the United States; the MHC has been duly incorporated and is validly existing as a federally-chartered mutual corporation under the laws of the United States.

         (ii) Each of the MHC and the Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement.

         (iii) Each of the MHC and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a material adverse effect upon the financial condition, results of operations or business of the Company, the Association and the MHC, taken as a whole.

         (iv) Upon consummation of the Reorganization and the issuance of Charitable Foundation Shares to the Charitable Foundation immediately upon completion thereof, subject to compliance with all conditions imposed upon the formation and contribution thereof by the OTS under the terms of any written notice or order of approval of the Reorganization Application or the Holding Company Application, in an amount as described in the Prospectus, the authorized, issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus under "Capitalization," and no shares of Common Stock have been issued and outstanding prior to the Closing Time.

         (v) The Securities and the Charitable Foundation Shares have been duly and validly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, or contributed by the Company pursuant to the Plan in the case of the Charitable Foundation Shares, will be duly and validly issued and fully paid and non-assessable.

         (vi) The issuance of the Securities and the Charitable Foundation Shares is not subject to preemptive or other similar rights arising by operation of law or, to the best of such counsel's knowledge, otherwise.

         (vii) The Association has been at all times since the date hereof and prior to the Closing Time organized, and is validly existing as a federal stock savings association under the laws of the United States, and, at Closing Time, has become duly organized and validly existing as a federal stock savings association, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Association is duly qualified as a foreign corporation in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business of the Association.

         (viii) The deposit accounts of the Association are insured by the FDIC up to the applicable limits.

         (ix) The Charitable Foundation has been duly incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Charitable Foundation is not a savings and loan holding company within the meaning of 12 C.F.R. Section 574.2(q) as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Charitable Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those set forth in any written notice or order of approval or non-objection of the Reorganization, Reorganization Application or the Holding Company Application copies of which were provided to the Agent prior to the Closing Time.

         (x) Upon consummation of the Reorganization, all of the issued and outstanding capital stock of the Association will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

         (xi) The OTS has approved the Holding Company Application and the Reorganization Application, and no action is pending or, to the best of such counsel's knowledge, threatened respecting the Holding Company Application or the Reorganization Application (including therewith, the establishment of the Charitable Foundation and the contribution of shares of Common Stock thereto) or the acquisition by the Company of all of the Association's issued and outstanding capital stock; the Holding Company Application complies as to form in all material respects with the applicable requirements of the OTS, and the Reorganization Application complies as to form in all material respects with the applicable requirements of the OTS, except as compliance therewith is specifically waived in writing by the OTS, as the case may be, and, to the best of such counsel's knowledge, include all documents required to be filed as exhibits thereto and are complete as to form in all material respects, excluding the Prospectus and any related marketing materials filed as a part of the Holding Company Application or the Reorganization Application as to which no opinion need be given; the Company is duly authorized to become a federal stock corporation and is duly authorized to own all of the issued and outstanding capital stock of the Association to be issued pursuant to the Plan; the MHC is duly authorized to be a federal mutual holding company, and the MHC is duly authorized to own a majority of the issued and outstanding capital stock of the Company.

         (xii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the establishment of the Charitable Foundation and the contribution thereto of the Charitable Foundation Shares,
                  (A) have been duly and validly authorized by all necessary action on the part of each of the Company, the Association and the MHC, and this Agreement constitutes the legal, valid and binding agreement of each of the Company, the Association and the MHC, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies), (B) will not conflict with or constitute a breach of, or default under, and no default exists and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Association or the MHC pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Association or the MHC is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the Association or the MHC is subject that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations or business of the Company, the Association and the MHC, taken as a whole, and (C) will not result in any violation of the provisions of the certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws of the Company, the Association or the MHC.

         (xiii) The Prospectus has been duly authorized by the OTS for final use pursuant to the Reorganization Regulations, and no action has been taken or is pending, or, to the best of such counsel's knowledge, threatened, by the OTS to revoke such authorization.

         (xiv) The Registration Statement is effective under the 1933 Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefore initiated or, to the best of such counsel's knowledge, threatened by the Commission.

         (xv) No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities and the Charitable Foundation Shares and the consummation of the Reorganization, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

         (xvi) At the time the Registration Statement became effective, the Registration Statement (except for the appraisal, financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Reorganization Regulations.

         (xvii) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

         (xviii) There are no legal or governmental proceedings pending or threatened against or affecting the Company, the Association, the MHC or the Charitable Foundation which are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, the Association or the MHC is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

         (xix) The information in the Prospectus under "RISK FACTORS" BUSINESS OF THE ASSOCIATION - Legal Proceedings," "TAXATION," "REGULATION," "THE REORGANIZATION AND OFFERING - Establishment of the Charitable Foundation," "- [Effects of Conversion]," "- [Liquidation Rights]" and "- Tax Considerations," "RESTRICTIONS ON THE ACQUISITION OF THE COMPANY," "DESCRIPTION OF CAPITAL STOCK," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is complete and accurate in all material respects and to the extent it constitutes summaries of written legal opinions rendered by a person or entity other than such counsel, has been reviewed by such counsel and is a complete and accurate summary of such opinions in all material respects.

         (xx) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct.

         (xxi) The Plan has been duly authorized by the Boards of Directors of the Company, the Association and the MHC and the OTS's approval of the Plan remains in full force and effect; the Association's charter has been amended and restated, effective upon consummation of the Reorganization and the filing of such amended and restated charter with the OTS, to authorize the issuance of permanent capital stock; to the best of such counsel's knowledge, the Company, the Association and the MHC have conducted the Reorganization and the establishment and funding of the Charitable Foundation in all material respects in accordance with applicable requirements of the Reorganization Regulations (except as compliance therewith is specifically waived in writing by the OTS as the case may be), the Plan and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Reorganization imposed upon the Company or the Association by the OTS, and no order has been issued by the OTS to suspend the Reorganization or the Offerings, and no action for such purpose has been instituted or, to the best of such counsel's knowledge, threatened by the OTS; and, to the best of such counsel's knowledge, no person has sought to obtain review of the final action of the OTS in approving the Reorganization Application (which includes the Plan which provides for the establishment of the Charitable Foundation) or of the OTS in approving the Holding Company Application.

         (xxii) To the best of such counsel's knowledge, the Company, the Association and the MHC have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, except for such licenses, approvals or authorizations the failure of which to have would not result in a material adverse change in the financial condition, results of operations or the business of the Company, the Association and the MHC, taken as a whole, all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the Association and the MHC are in all material respects complying therewith.

         (xxiii) Neither the Company, the Association nor the MHC is in violation of its certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws (and the Association will not be in violation of its organization certificate and bylaws in stock form upon consummation of the Reorganization); and to the best of such counsel's knowledge, the Company, the Association and the MHC are not in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Association or the MHC is a party or by which the Company, the Association or the MHC or any of their property may be bound in any respect that would have a material adverse effect upon the financial condition, results of operations or business of the Company, the Association and the MHC taken as a whole.

         (2) The favorable opinion, dated as of Closing Time, of Thacher Proffitt & Wood, counsel for the Agent, with respect to the matters set forth in Section 5(b)(1)(i), (iv), (v), (vi) (solely as to preemptive rights arising by operation of law),
                  (xvii) and (xviii) and such other matters as the Agent may reasonably require.

         (3)      In giving their opinions required by subsections (b)(l) and
                  (b)(2), respectively, of this Section, Luse Lehman Gorman Pomerenk & Schick, P.C. and Thacher Proffitt & Wood shall each additionally state that nothing has come to their attention that would lead them to believe that the

                  Registration Statement (except for the appraisal, financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for the appraisal, financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Luse Lehman Gorman Pomerenk & Schick, P.C. and Thacher Proffitt & Wood may rely as to matters of fact on certificates of officers and directors of the Company, the Association and the MHC and certificates of public officials, and as to matters of Delaware law upon the opinion of [___________], which opinions shall be in form and substance satisfactory to the Agent, and Thacher Proffitt & Wood may state that they have not independently verified the information with respect to the Company, the MHC and the Association contained in the Registration Statement, the Prospectus and the Reorganization Application and may also rely as to certain matters on the opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.

         (c) At the Closing Time referred to in Section 2, the Company, the Association and the MHC will have completed in all material respects the conditions precedent to the Reorganization in accordance with the Plan, the applicable Reorganization Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon the Company, the Association or the MHC by the OTS, or any other regulatory authority other than those which the OTS permit to be completed after the Reorganization.

         (d) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations or business of the Company, the Association and the MHC, taken as a whole, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the Chief Executive Officer and President of the Company and of the Association and the chief financial or chief accounting officer of the Company, the Association and the MHC, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there has been no material transaction entered into by the Company, the Association or the MHC from the latest statement of financial condition of the Company, the Association or the MHC as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business, (iii) neither the Company, the Association nor the MHC has received from the OTS any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the financial condition, results of operations or business of the Company, the Association and the MHC, taken as a whole, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) the Company, the Association and the MHC have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (vii) no order suspending the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the OTS and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the Reorganization Regulations, nor has any person sought to obtain regulatory or judicial review of the action of the OTS in approving the Holding Company Application.

         (e) At the time of the execution of this Agreement, the Agent shall have received from KPMG Peat Marwick LLP a letter (the "Comfort Letter") dated such date, in form and substance satisfactory to the Agent, to the effect that
(i) they are independent certified public accountants with respect to the Company, the Association and the MHC within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the 1933 Act, the rules and regulations adopted by the SEC and the Reorganization Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the related rules and regulations adopted by the SEC and the Reorganization Regulations; (iii) based upon limited procedures as agreed upon by the Agent and KPMG Peat Marwick LLP and set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company, the Association and the MHC included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations and the Reorganization Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus, (B) the unaudited amounts included under the captions "Selected Consolidated Financial and Other Data of the Bank" and "Recent Developments" in the Prospectus do not agree with the amounts set forth in the unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such unaudited amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Prospectus, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of the Association or any decrease in consolidated total assets, allowance for loan losses, total deposits or retained earnings of the Association, in each case as compared with the amounts shown in the [March 31, 1998] balance sheet included in the Registration Statement or, (D) during the period from [March 31, 1998] to a specified date not more than five days prior to the date of this Agreement, there was any increase in borrowings or decrease, as compared with the corresponding amounts shown in the March 31, 1998 balance sheet included in the Prospectus, in the Association's total assets, allowance for loan losses, total deposits or total equity and (iv) in addition to the examination referred to in their opinion and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Prospectus and which are specified by the Agent and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the Association and the MHC identified in such letter.

         (f) At Closing Time, the Agent shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that they reaffirm their statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

         (g) At Closing Time, the Common Stock shall have been approved for listing on the Nasdaq Stock Market upon notice of issuance.

         (h) At Closing Time, the Agent shall have received a letter from FinPro, dated as of the Closing Time, confirming its appraisal.

         (i) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Charitable Foundation Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the Charitable Foundation Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

         (j) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange or the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or the Nasdaq Stock Market or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York authorities.

SECTION 6. INDEMNIFICATION.

         (a) The Company, the Association and the MHC, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and its respective partners, directors, officers, employees and agents as follows:

         (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Reorganization (including the establishment of the Charitable Foundation and the contribution of the Charitable Foundation Shares thereto by the Company) or any action taken by the Agent where acting as agent of the Company, the Association and the MHC or otherwise as described in Section 2 hereof;

         (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company, the Association or the MHC, which consent shall not be unreasonably withheld; and

         (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any pending or threatened claim whatsoever described in clauses
                  (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense (i) to the extent arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact required to be stated therein or necessary to make not misleading any statements contained in the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with the Agent Information or (ii) found in a final judgement by a court of competent jurisdiction to have resulted primarily from bad faith, willful misconduct or gross negligence of the Agent seeking indemnification hereunder. Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Association to the extent that such indemnification by the Association in the event that it is found in a final judgment by a court of competent jurisdiction to constitute an impermissible covered transaction under Section 23A of the Federal Reserve Act, as amended.

         (b) The Agent agrees to indemnify and hold harmless the Company, the Association, the MHC, their directors and trustees, each of their officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or alleged untrue statements of a material fact or omissions or alleged omissions of a material fact, made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (d) The Company, the Association and the MHC also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Association, the Company, the MHC, its security holders or the Association's or the Company's or the MHC's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent's bad faith, willful misconduct or gross negligence.

         (e) In addition to, and without limiting, the provisions of Section 6(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the Association, the MHC, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant or the subject of an investigation or inquiry, the Company, the Association and the MHC jointly and severally agree to reimburse the Agent for all reasonable and necessary out-of-pocket expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

SECTION 7. CONTRIBUTION.

         In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforce able by the indemnified parties although applicable in accordance with its terms, the Company, the Association, the MHC and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Association or the MHC and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company, the Association and the MHC are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the Association and the MHC on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company, the Association and the MHC on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Agent, and each director of the Company, the Association and the MHC, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company, the Association or the MHC within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, the Association and the MHC. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

         All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the Association or the MHC submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

SECTION 9. TERMINATION OF AGREEMENT.

         (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations or business of the Company, the Association or the MHC, or of the Company, the Association and the MHC, taken as a whole, whether or not arising in the ordinary course of business; (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities; (iii) if trading generally on either the Nasdaq Stock Market or the New York Stock Exchange has been suspended, or minimum or maximum


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prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities; (iv) if any condition specified in
Section 5 shall not have been fulfilled when and as required to be fulfilled;
(v) if there shall have been such material adverse change in the condition or prospects of the Company, the Association or the MHC or the prospective market for the Company's securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities;
(vi) if, in the Agent's good faith opinion, the price for the Securities established by FinPro is not reasonable or equitable under then prevailing market conditions; or (vii) if the Reorganization is not consummated prior to [December 31], 1998.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except that the provisions of Section 4 relating to reimbursement of expenses and the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10. NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at Two World Trade Center, 104th Floor, New York, New York 10048, attention of Catherine A. Lawton, Principal, with a copy to Robert C. Azarow, Esq., Thacher Proffitt & Wood at Two World Trade Center, 38th Floor, New York, New York 10048; notices to the Company, the Association and the MHC shall be directed to either of them at 300 Mamaroneck Avenue, Mamaroneck, NY 10543, attention of Richard P. McStravick, President and Chief Executive Officer, with a copy to Alan Schick, Esq., Luse Lehman Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, N.W. Suite 400, Washington, D.C. 20015.

SECTION 11. PARTIES.

         This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the Association and the MHC and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the Association and the MHC and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the Association and the MHC and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. ENTIRE AGREEMENT; AMENDMENT.

         This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter, dated April 14, 1998, by and between the Agent and the Association, relating to the Agent's providing conversion agent services and proxy solicitation services to the Company, the Association and the MHC in connection with the Reorganization, which engagement letter shall be governed solely by its terms. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

SECTION 13. GOVERNING LAW AND TIME.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Specified times of day refer to Eastern time.

SECTION 14. SEVERABILITY.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15. HEADINGS.

         Sections headings are not to be considered part of this Agreement, are for convenience and reference only and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.


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
         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company, the Association and the MHC in accordance with its terms.

                              Very truly yours,

                              SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION

                           By:__________________________________________________
                              Richard P. McStravick
                              President and Chief Executive Officer

                              SOUND FEDERAL BANCORP

                           By:__________________________________________________
                              Richard P. McStravick
                              President and Chief Executive Officer

                              SOUND FEDERAL, MHC

                           By:__________________________________________________
                              Richard P. McStravick
                              President and Chief Executive Officer

CONFIRMED AND ACCEPTED,
 as of the date first above written:

SANDLER O'NEILL & PARTNERS, L.P.

By: Sandler O'Neill & Partners Corp.,
    the sole general partner

By:__________________________________
   Catherine A. Lawton
   Vice President


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